Exhibit 21.1

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization	Formation Date
ExchangeRight Income Fund Operating Partnership, LP	DE	1/9/2019
ExchangeRight Income Fund GP, LLC	DE	1/9/2019
ExchangeRight Income Fund Properties, LLC	DE	1/9/2019
ExchangeRight Income Fund RSLCA, LLC	DE	2/19/2019
ExchangeRight Income Fund Trustee, LLC	DE	1/9/2019
ExchangeRight Net Leased Portfolio 2 DST	DE	7/8/2012
ExchangeRight Net Leased Portfolio 3 DST	DE	12/5/2012
ExchangeRight NLP 3 Master Lessee, LLC	CA	1/7/2013
ExchangeRight Net Leased Portfolio 4 DST	DE	2/8/2013
ExchangeRight NLP 4 Master Lessee, LLC	CA	8/20/2013
ExchangeRight Net Leased Portfolio 5 DST	DE	10/25/2013
ExchangeRight NLP 5 Master Lessee, LLC	CA	12/9/2013
ExchangeRight Net Leased Portfolio 6 DST	DE	3/10/2014
ExchangeRight NLP 6 Master Lessee, LLC	CA	3/12/2014
ExchangeRight Net Leased Portfolio 7 DST	DE	6/24/2014
ExchangeRight NLP 7 Master Lessee, LLC	CA	7/18/2017
ExchangeRight Net Leased Portfolio 8 DST	DE	11/3/2014
ExchangeRight Net Leased Portfolio 9 DST	DE	1/20/2015
ExchangeRight NLP 9 Master Lessee, LLC	CA	1/20/2015
ExchangeRight Net Leased Portfolio 10 DST	DE	5/21/2015
ExchangeRight NLP 10 Master Lessee, LLC	DE	8/12/2015
ExchangeRight Net Leased Portfolio 11 DST	DE	9/23/2015
ExchangeRight NLP 11 Master Lessee, LLC	DE	10/1/2015
ExchangeRight Net Leased Portfolio 12 DST	DE	1/8/2016
ExchangeRight Net Leased Portfolio 13 DST	DE	5/23/2016
ExchangeRight NLP 13 Master Lessee, LLC	DE	5/25/2016
ExchangeRight Net Leased Portfolio 14 DST	DE	9/1/2016
ExchangeRight NLP 14 Master Lessee, LLC	DE	9/1/2016
ExchangeRight Net Leased Portfolio 15 DST	DE	1/6/2017
ExchangeRight NLP 15 Master Lessee, LLC	DE	1/6/2017
ExchangeRight Net Leased Portfolio 16 DST	DE	3/1/2017
ExchangeRight NLP 16 Master Lessee, LLC	DE	3/2/2017
ExchangeRight Net Leased Portfolio 17 DST	DE	5/26/2017
ExchangeRight NLP 17 Master Lessee, LLC	DE	5/18/2017
ExchangeRight Net Leased Portfolio 18 DST	DE	8/8/2017
ExchangeRight NLP 18 Master Lessee, LLC	DE	8/8/2017
ExchangeRight Net Leased Portfolio 19 DST	DE	11/6/2017
ExchangeRight NLP 19 Master Lessee, LLC	DE	11/6/2017
ExchangeRight Net Leased Portfolio 21 DST	DE	1/10/2018
ExchangeRight NLP 21 Master Lessee, LLC	DE	1/9/2018
ExchangeRight Net Leased Portfolio 22 DST	DE	2/27/2018
ExchangeRight NLP 22 Master Lessee, LLC	DE	2/27/2018
ExchangeRight Essential Income Strategy Properties 2, LLC	DE	9/16/2020
ExchangeRight Essential Income Strategy Properties 3, LLC	DE	9/30/2020
ExchangeRight Essential Income Strategy Properties 4, LLC	DE	11/9/2022
ExchangeRight Essential Income Strategy Properties 5, LLC	DE	12/8/2022
ExchangeRight Essential Income Strategy Properties 6, LLC	DE	1/4/2023
ExchangeRight Essential Income Strategy General Real Estate, LLC	DE	3/11/2019
Essential Income Strategy DST Lender, LLC	DE	8/17/2022